EXHIBIT 1.1


                            VAN KAMPEN UNIT TRUSTS,
                           TAXABLE INCOME SERIES 127


                                 TRUST AGREEMENT

                             Dated: January 26, 2012


   This Trust Agreement among Van Kampen Funds Inc., as Depositor, The Bank of New York Mellon, as Trustee, Standard & Poor's Securities Evaluations, Inc., as Evaluator, and Invesco Investment Advisers LLC, as Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Van Kampen Focus Portfolios Insured Income Trust, Effective for Unit Investment Trusts Established On and After May 24, 2001 (Including Van Kampen Focus Portfolios Insured Income Trust, Series 80 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

   In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

   Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                    PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

   The following special terms and conditions are hereby agreed to:

   1. The Bonds listed in the Schedule hereto have been deposited in trust under this Trust Agreement.

   2. The fractional undivided interest in and ownership of each Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Summary of Essential Financial Information-General Information-Number of Units" in the Prospectus for each Trust.

   3. The aggregate number of Units described in Section 2.03(a) for each Trust is that number of Units set forth under "Summary of Essential Financial Information--General Information--Number Of Units" in the Prospectus for each Trust.

   4. The term "First Settlement Date" shall mean the date set forth in footnote 3 under "Summary of Essential Financial Information" in the Prospectus for each Trust.

   5. The term "Monthly Distribution Date" shall mean the "Distribution Dates" set forth under "Summary of Essential Financial Information--Estimated Distributions" in the Prospectus for each Trust.

   6. The term "Monthly Record Date" shall mean the "Record Dates" set forth under "Summary of Essential Financial Information--Estimated Distributions" in the Prospectus for each Trust.

   7. The definition and all references to the term "Semi-Annual Distribution Date" in the Standard Terms and Conditions of Trust are hereby deleted.

   8. The definition and all references to the term "Semi-Annual Record Date" in the Standard Terms and Conditions of Trust are hereby deleted.

   9. The term "Evaluator" shall mean Standard & Poor's Securities Evaluations, Inc. and its successors in interest, or any successor evaluator appointed as provided in the Standard Terms and Conditions of Trust.

   10. The term "Eligible Foreign Custodian" shall have the meaning assigned to it in Rule 17f-5 under the Investment Company Act of 1940 (17 CFR ss. 270.17f-5), as now in effect or as such rule may be amended in the future.

   11. The term "Eligible Securities Depository" shall have the meaning assigned to it in Rule 17f-7 under the Investment Company Act of 1940 (17 CFR ss. 270.17f-7), as now in effect or as such rule may be amended in the future.

   12. The term "Foreign Custody Manager" shall have the meaning assigned to it in Rule 17f-5 under the Investment Company Act of 1940 (17 CFR ss. 270.17f-5), as now in effect or as such rule may be amended in the future.

   13. The term "Insured Trust" shall mean a Trust which is comprised entirely of Pre-Insured Bonds and/or Bonds as to which such Trust has obtained Portfolio Insurance.

   14. The term "Supervisor" shall mean Invesco Investment Advisers LLC and its successors in interest or any successor supervisor appointed as provided in the Standard Terms and Conditions of Trust.

   15. The term "Trustee" shall mean The Bank of New York Mellon and its successors in interest or any successor trustee appointed as provided in the Standard Terms and Conditions of Trust.

   16. The term "Uninsured Trust" shall mean any Trust other than an Insured Trust.

   17. Notwithstanding any references to the term "Certificate" in the Standard Terms and Conditions of Trust, all ownership of Units will be evidenced solely in book-entry form, and will not be evidenced by certificates. Accordingly, the definition and all references to the term "Certificate" in the Standard Terms and Conditions of Trust, including but not limited to the form of "Certificate of Ownership", Section 2.05 and Section 6.04 are hereby deleted in their entirety to reflect Unit ownership solely in book-entry form.

   18. Section 2.01 is amended by adding the following to the end of the section:

   "If any Contract Bond requires settlement in a foreign currency, in connection with the deposit of such Contract Bond the Depositor will deposit with the Trustee either an amount of such currency sufficient to settle the contract or a foreign exchange contract in such amount which settles concurrently with the settlement of the Contract Bond and cash or a Letter of Credit in U.S. dollars sufficient to perform such foreign exchange contract.

   The Trustee is hereby irrevocably authorized to effect registration or transfer of the Securities in fully registered form to the name of the Trustee or to the name of its nominee or to hold the Securities in a clearing agency registered with the Securities and Exchange Commission, in a book entry system operated by the Federal Reserve Board, with an Eligible Foreign Custodian or in an Eligible Securities Depository."

   19. Section 2.03(b) of the Standard Terms and Conditions of Trust shall be replaced in its entirety by the following:

   "Units shall be held solely in uncertificated form evidenced by appropriate notation in the registration books of the Trustee, and no Unitholder shall be entitled to the issuance of a Certificate evidencing the Units owned by such Unitholder. The only permitted registered holders of Units shall be through the Depository Trust Company (or its nominee, Cede & Co.); consequently, individuals must hold their Units through an entity which is a participant in Depository Trust Company."

   20. Section 2.06 shall not apply to any Uninsured Trust.

   21. The first ten paragraphs of Section 3.05 of the Standard Terms and Conditions of Trust shall be replaced in their entirety with the following:

   "Section 3.05. Distributions. The Trustee, as of the First Settlement Date, shall advance from its own funds and shall pay to the Unitholders of each Trust then of record the amount of interest accrued on the Bonds deposited in such Trust. The Trustee shall be entitled to reimbursement for such advancement from interest received by the respective Trust before any further distributions shall be made from the Interest Account to Unitholders of such Trust. The Trustee shall also advance from its own funds and pay the appropriate persons the Trustee Advance, which amount represents interest which accrues on any "when, as and if issued" Bonds deposited in a Trust from the First Settlement Date to the respective dates of delivery to the Trust of any of such Bonds. Subsequent distributions shall be made as hereinafter provided.

   Subsequent distributions of funds from the Interest Account of a Trust shall be made on the Monthly Record Dates of a Trust as described herein.

   As of each Monthly Record Date, the Trustee shall, with respect to each
Trust:

   (a) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to
Section 7.04;

   (b) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to the Evaluator the amount that it is at the time entitled to receive pursuant to Section 5.03;

   (c) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to any Portfolio Insurer the amount of any premium to which it is at the time entitled to receive pursuant to Section 2.06;

   (d) deduct from the Interest Account, or to the extent funds are not available in such Account, from the Principal Account and pay to the Depositor the amount that it is entitled to receive pursuant to Section 3.15;

   (e) deduct from the Interest Account, or to the extent funds are not available in such Account, from the Principal Account and pay to the Supervisor the amount that it is entitled to receive pursuant to Section 4.01; and

   (f) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such bond counsel pursuant to Section 3.09 as certified to by the Depositor.

   (g) Notwithstanding any of the previous provisions, if a Trust has elected to be taxed as a regulated investment company under the United States Internal Revenue Code of 1986, as amended, the Trustee is directed to make any distribution or take any action necessary in order to maintain the qualification of the Trust as a regulated investment company for federal income tax purposes or to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust.

   On or shortly after each Monthly Distribution Date for a Trust, the Trustee shall distribute by mail to or upon the order of each Unitholder of record of such Trust as of the close of business on the preceding Monthly Record Date at the post office address appearing on the registration books of the Trustee such Unitholder's pro rata share of the balance of the Interest Account calculated as of the Monthly Record Date on the basis of one-twelfth of the estimated annual interest income to such Trust for the ensuing twelve months, subject to fluctuations in currency exchange rates that may cause variability in the annual interest income received by the Trust, after deduction of the estimated costs and expenses of such Trust to be incurred during the twelve month period for which the interest income has been estimated.

   In the event the amount on deposit in the Interest Account of a Trust is not sufficient for the payment of the amount of interest to be distributed to Unitholders on the bases of the aforesaid computations, the Trustee may advance its own funds and cause to be deposited in and credited to such Interest Account such amounts as may be required to permit payment of the monthly interest distribution to be made as aforesaid and shall be entitled to be reimbursed out of amounts credited to the Interest Account subsequent to the date of such advance.

   Distributions of amounts represented by the cash balance in the Principal Account for a Trust shall be computed as of each Monthly Record Date. On each Monthly Distribution Date, or within a reasonable period of time thereafter, the Trustee shall distribute by mail to each Unitholder of record of such Trust at the close of business on the preceding Monthly Record Date at his post office address such Unitholder's pro rata share of the cash balance of the Principal Account as thus computed. The Trustee shall not be required to make a distribution from the Principal Account unless the cash balance on deposit therein available for distribution shall be sufficient to distribute at least $5.00 per Unit. However, funds in the Principal Account will be distributed on the last Monthly Distribution Date of each calendar year to Unitholders of record as of the preceding Monthly Record Date if the amount available for distribution shall equal at least $1.00 per Unit."

   22. Section 3.07(h) of the Standard Terms and Conditions of Trust shall be replaced in its entirety by the following:

   "(h) that as of any Monthly Record Date any of the Bonds are scheduled to be redeemed and paid prior to the next succeeding Monthly Distribution Date; provided, however, that as the result of such redemption the Trustee will receive funds in an amount sufficient to enable the Trustee to include in the next distribution from the Principal Account at least $5.00 per Unit; or"

   23. The following shall be added to Section 3.07 of the Standard Terms and Conditions of Trust immediately following Section 3.07(h):

   "(i) if the Trust has elected to be taxed as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, that such sale is necessary or advisable (a) to maintain the qualification of the Trust as a regulated investment company or (b) to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust.

   In the event a Security is sold pursuant to any provisions of this Section
3.07 as a direct result of serious adverse credit factors affecting the issuer of such Security and the Trust has elected to be taxed as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, then the Depositor may, but is not obligated to, direct the reinvestment of the proceeds of the sale of such Security in any other securities which meet the criteria necessary for inclusion in such Trust on the Initial Date of Deposit."

   24. The words "long-term" in Section 3.14(a)(i) shall be deleted.

   25. Neither Section 3.14(a)(iv) nor Section 3.14(c) shall apply to any Uninsured Trust.

   26. Section 3.14(a)(ii) if the Standard Terms and Conditions of Trust is hereby deleted.

   27. The paragraph immediately following Section 3.14(d) of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

   "Notwithstanding anything to the contrary in this Section 3.14, no substitution of Replacement Bonds will be made if such substitution will adversely affect the federal income tax status of the related Trust."

   28. The Standard Terms and Conditions of Trust shall be amended to include the following section:

   "Section 3.18. Reclaiming Foreign Taxes. The Trustee shall use reasonable efforts to reclaim or recoup any amounts of non-U.S. tax paid by the Trust or withheld from income received by the Trust to which the Trust may be entitled as a refund."

   29. The Standard Terms and Conditions of Trust shall be amended to include the following section:

   "Section 3.19. Regulated Investment Company Election. If the Prospectus for a Trust states that such Trust intends to elect to be treated and to qualify as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, the Trustee is hereby directed to make such elections and take all actions, including any appropriate election to be taxed as a corporation, as shall be necessary to effect such qualification or to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise tax on the Trust or on undistributed income in the Trust. The Trustee shall make such reviews of each Trust portfolio as shall be necessary to maintain qualification of a particular Trust as a regulated investment company and to avoid imposition of tax on a Trust or undistributed income in a Trust, and the Depositor and Supervisor shall be authorized to rely conclusively upon such reviews."

   30. The Standard Terms and Conditions of Trust shall be amended to include the following section:

   "Section 3.20. Foreign Currency Exchange. Unless the Depositor shall otherwise direct, whenever funds are received by the Trustee in foreign currency, upon the receipt thereof or, if such funds are to be received in respect to a sale of Bonds, concurrently with the contract of the sale for the Bond (in the latter case the foreign exchange contract to have a settlement date coincident with the relevant contract of sale for the Bond), the Trustee shall enter into a foreign exchange contract for the conversion of such funds to U.S. dollars. The Trustee shall have no liability for any loss or depreciation resulting from such action taken."

   31. For purposes of Section 5.01(a), "Business Day" shall mean any day the New York Stock Exchange is open for business.

   32. Sections 5.01(b) and (c) are replaced in their entirety by the following:

   "(b) During the initial offering period of Units of a Trust such Evaluation shall be made: (i) on the basis of current offer prices for the Bonds obtained from dealers or brokers who customarily deal in bonds comparable to those held in the Trust, (ii) if offer prices are not available for the Bonds, on the basis of current offer prices for comparable bonds, (iii) by causing the value of the Bonds to be determined by others engaged in the practice of evaluation, quoting or appraising comparable bonds, or (iv) by any combination of the above. For each evaluation, the Evaluator shall also determine and furnish to the Trustee and the Depositor the aggregate of (a) the value of all Bonds in each Trust on the basis of such evaluation and (b) on the basis of the information furnished to the Evaluator by the Trustee pursuant to Section 3.03, the amount of cash then held in the Principal Account relating to such Trust which was received by the Trustee after the Monthly Record Date preceding such determination less any amounts held in the Principal Account relating to such Trust for distribution to Unitholders on a subsequent Monthly Distribution Date when a Monthly Record Date occurs four Business Days or less after such determination. For the purposes of the foregoing, the Evaluator may obtain current prices for the Bonds in each Trust from investment dealers or brokers (including the Depositor) that customarily deal in bonds comparable to those held in the Trust. If the Trust holds Bonds denominated in a currency other than U.S. dollars, the Evaluation of such security shall be converted to U.S. dollars based on current exchange rates (unless the Trustee deems such prices inappropriate as a basis for valuation). For each Evaluation, the Evaluator shall also confirm and furnish to the Trustee and the Depositor, on the basis of the information furnished to the Evaluator by the Trustee as to the value of all Trust assets other than Bonds, the calculation of the Trust Evaluation to be computed pursuant to Section 6.01.

   (c) After the initial offering period of Units of a Trust, Evaluation of the Bonds shall be made in the manner described in Section 5.01(b), on the basis of current bid prices converted into U.S. dollars based on current exchange rates (unless the Trustee deems such prices inappropriate as a basis for valuation)."

   33. Section 6.01 is amended by adding the following to the end of the first paragraph:

   "Amounts receivable by the Trust in foreign currency shall be converted by the Trustee to U.S. dollars based on current exchange rates, in the same manner as provided in Section 5.01(b) or (c), as applicable, for the conversion of the valuation of foreign Bonds, and the Evaluator shall report such conversion with each Evaluation made pursuant to Section 5.01."

   34. Section 6.03 of the Standard Terms and Conditions of Trust shall be replaced in its entirety by the following:

   "Section 6.03. Transfer or Interchange of Units. Units may be transferred by the registered holder thereof by presentation and surrender of such Units at the corporate trust office of the Trustee, properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and executed by the Unitholder or his authorized attorney, whereupon new Units will be issued in exchange and substitution therefore and Units surrendered shall be cancelled by the Trustee. The registered holder of any Unit may transfer such Unit by the presentation of transfer instructions to the Trustee at the corporate trust office of the Trustee accompanied by such documents as the Trustee deems necessary to evidence the authority of the person making such transfer and executed by the registered holder or his authorized attorney, whereupon the Trustee shall make proper notification of such transfer on the registration books of the Trustee. A sum sufficient to pay any tax or other governmental charge that may be imposed in connection with any such transfer or interchange shall be paid by the Unitholder to the Trustee."

   35. Section 7.01(e) of the Standard Terms and Conditions of Trust shall be replaced in its entirety by the following:

   "(e) (i) Subject to the provisions of subparagraph (ii) of this paragraph, the Trustee may employ agents, sub-custodians, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, sub-custodians, attorneys, accountants or auditors if such agents, sub-custodians, attorneys, accountants or auditors shall have been selected with reasonable care. The Trustee shall be fully protected in respect of any action under this Indenture taken or suffered in good faith by the Trustee in accordance with the opinion of counsel, which may be counsel to the Depositor acceptable to the Trustee, provided, however that this disclaimer of liability shall not excuse the Trustee from the responsibilities specified in subparagraph
(ii) below. The fees and expenses charged by such agents, sub-custodians, attorneys, accountants or auditors shall constitute an expense of the Trust reimbursable from the Income and Principal Accounts of the Trust as set forth in section 7.04 hereof.

   (ii) To the extent permitted under the Investment Company Act of 1940, as amended, as evidenced by an opinion of counsel to the Depositor satisfactory to the Trustee or "no-action" letters or exemptive orders issued by the Securities and Exchange Commission or its staff, the Trustee may place and maintain in the care of an Eligible Foreign Custodian (which is employed by the Trustee as a sub-custodian as contemplated by subparagraph (i) of this paragraph (e) and which may be an affiliate or subsidiary of the Trustee or any other entity in which the Trustee may have an ownership interest) or an Eligible Securities Depository any investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents in amounts reasonably necessary to effect the Trust's transactions in such investments, provided that:

   (A) The Trustee shall indemnify the Trust and hold the Trust harmless from and against any risk of loss of Trust assets held with an Eligible Foreign Custodian in accordance with the foreign custody contract.

   (B) The Trustee shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Trust assets would exercise, and shall be liable to the Trust for any loss occurring as a result of the Trustee's failure to do so.

   (C) The Trustee shall perform all duties assigned to the Foreign Custody Manager by Rule 17f-5 under the Investment Company Act of 1940, as amended (17 CFR ss. 270.17f-5), as now in effect or as such rule may be amended in the future ("Rule 17f-5"). The Trustee shall not delegate such duties.

   (D) The Trustee shall (i) provide the Depositor with an analysis of the custody risks associated with maintaining assets with an Eligible Securities Depository; (ii) monitor the custody risks associated with maintaining assets with the Eligible Securities Depository on a continuing basis and promptly notify the Depositor of any material change in such risks; and (iii) exercise reasonable care, prudence and diligence in performing the foregoing duties. The Depositor shall instruct the Trustee to take such action as the Depositor deems appropriate in response to a notification by the Trustee provided pursuant to
(ii) in the preceding sentence.

   (E) The Trust's Prospectus shall contain such disclosure regarding foreign securities and foreign custody as is required for management investment companies by Forms N-1A and N-2. Such Prospectus shall also contain disclosure concerning the Depositor's responsibilities described in (D) above.

   (F) The Trustee shall maintain and keep current written records regarding the basis for the choice or continued use of a particular Eligible Foreign Custodian pursuant to this subparagraph for a period of not less than six years from the end of the fiscal year in which the Trust was terminated, the first two years in an easily accessible place. Such records shall be available for inspection by Unitholders and the Securities and Exchange Commission at the Trustee's corporate trust office during its usual business hours."

   36. Section 7.01 of the Standard Terms and Conditions of Trust shall be amended to include the following subsection:

   "(k) The Trustee may act, and may engage any corporation, partnership or other entity affiliated with The Bank of New York Mellon (an "Affiliated Entity") to act, as broker or dealer to execute transactions, including foreign exchange transactions or the purchase or sale of any securities currently distributed, underwritten or issued by any Affiliated Entity, and receive, or pay the Affiliated Entity, as applicable, compensation for such services at standard commission rates, markups or concessions."

   37. The Trustee's annual compensation as set forth under Section 7.04, for each distribution plan shall be that amount set forth under the section entitled "Summary of Essential Financial Information--Expenses--Trustee's Fee" in the Prospectus for each Trust. In addition, the last sentence of the first paragraph of Section 7.04 is hereby deleted.

   38. Section 9.01 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

   "Section 9.01. Amendments. (a) This Indenture may be amended from time to time by the Depositor and Trustee or their respective successors, without the consent of any of the Unitholders, (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein, (ii) to make such other provision in regard to matters or questions arising hereunder as shall not materially adversely affect the interests of the Unitholders or (iii) to make such amendments as may be necessary (a) for the Trust to continue to qualify as a regulated investment company for federal income tax purposes if the Trust has elected to be taxed as such under the United States Internal Revenue Code of 1986, as amended, or (b) to prevent the Trust from being deemed an association taxable as a corporation for federal income tax purposes if the Trust has not elected to be taxed as a regulated investment company under the United States Internal Revenue Code of 1986, as amended. This Indenture may not be amended, however, without the consent of all Unitholders then outstanding, so as (1) to permit, except in accordance with the terms and conditions hereof, the acquisition hereunder of any Bonds other than those specified in the Schedules to the Trust Agreement or (2) to reduce the aforesaid percentage of Units the holders of which are required to consent to certain of such amendments. This Indenture may not be amended so as to reduce the interest in a Trust represented by Units without the consent of all affected Unitholders.

   (b) Except for the amendments, changes or modifications as provided in
Section 9.01(a) hereof, neither the parties hereto nor their respective successors shall consent to any other amendment, change or modification of this Indenture without the giving of notice and the obtaining of the approval or consent of Unitholders representing at least 75% of the Units then outstanding of the affected Trust. Nothing contained in this Section 9.01(b) shall permit, or be construed as permitting, a reduction of the aggregate percentage of Units the holders of which are required to consent to any amendment, change or modification of this Indenture without the consent of the Unitholders of all of the Units then outstanding of the affected Trust and in no event may any amendment be made which would (1) alter the rights to the Unitholders as against each other, (2) provide the Trustee with the power to engage in business or investment activities other than as specifically provided in this Indenture, (3) adversely affect the tax status of the Trust for federal income tax purposes or result in the Units being deemed to be sold or exchanged for federal income tax purposes or (4) unless the Trust has elected to be taxed as a regulated investment company for federal income tax purposes, result in a variation of the investment of Unitholders in the Trust.

   (c) Unless the Depositor directs that other notice shall be provided, the Trustee shall include in the annual report provided pursuant to Section 3.06 notification of the substance of such amendment."

   39. The first sentence of Section 9.02 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

   "Section 9.02. Termination. This Indenture and any Trust created hereby shall terminate upon the maturity, redemption, sale or other disposition as the case may be of the last Bond held in such Trust unless sooner terminated as hereinbefore specified and may be terminated at any time by the written consent of Unitholders representing 75% of the then outstanding Units of such Trust; provided, that in no event shall a Trust continue beyond the end of the calendar year preceding the twentieth anniversary of the execution of the related Trust Agreement (the respective "Mandatory Termination Date"); and provided further that in connection with any such liquidation it shall not be necessary for the Trustee to dispose of any Bond of such Trusts if retention of such Bond, until due, shall be deemed to be in the best interests of Unitholders, including, but not limited to, situations in which a Bond insured by the Portfolio Insurance, if any, is in default, situations in which a Bond insured by Portfolio Insurance reflects a deteriorated market price resulting from a fear of default and situations in which a Bond matures after the Mandatory Termination Date."

   40. The final paragraph of Section 9.02 of the Standard Terms and Conditions of Trust is hereby deleted.

   IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                             VAN KAMPEN FUNDS INC.

                            By: /s/ JOHN F. TIERNEY
                   ------------------------------------------
                                Vice President


                        INVESCO INVESTMENT ADVISERS LLC

                            By: /s/ JOHN F. TIERNEY
                   ------------------------------------------
                     Vice President and Executive Director


                 STANDARD & POOR'S SECURITIES EVALUATIONS, INC.

                           By: /s/ FRANK A. CICCOTTO
                   ------------------------------------------
                             Senior Vice President


                          THE BANK OF NEW YORK MELLON

                            By: /s/ IRENE GUGLIELMO
                   ------------------------------------------
                               Managing Director



                         SCHEDULE A TO TRUST AGREEMENT
                         SECURITIES INITIALLY DEPOSITED
                                       IN
               VAN KAMPEN UNIT TRUSTS, TAXABLE INCOME SERIES 127

      [Incorporated herein by this reference and made a part hereof is the "Portfolio" schedule as set forth in the Prospectus for the Trust.]